UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2023

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01	Entry Into A Material Definitive Agreement.

Preferred Equity Financing with GHS Investments, LLC

On August 24, 2023, pursuant to the terms of a Securities Purchase Agreement dated August 24, 2023 (the “SPA”), IIOT-OXYS, Inc., a Nevada corporation (the “Company”), entered into a new preferred equity financing agreement with GHS Investments, LLC (“GHS”) in the amount of $62,000. The SPA provides for GHS’s purchase of 62 shares of Series B Convertible Preferred Stock (the “Preferred Stock”), stated value $1,200 per share, for the purchase price of $62,000, or $1,000 per share.

The foregoing description of the SPA is not complete and is qualified in its entirety by reference to the full text of the SPA.

Item 3.02	Unregistered Sales of Equity Securities.

Under the SPA, the Company has issued 62 shares of Preferred Stock to GHS. This sale was exempt under Rule 506(b) under Regulation D. GHS is an “accredited investor” as defined in Rule 501 under the Securities Act. The Company did not engage in any general solicitation or advertising in connection with the issuance of the Preferred Stock. Selling commissions in the amount of $1,240 were paid to J.H. Darbie & Co.

Item 8.01	Other Events.

On August 29, 2023, the Company gave a new interview with Cliff Emmons, the Company’s CEO, discussing the Company’s recently-filed Quarterly Report on Form 10-Q results, gave guidance for the remainder of 2023, and answered previously-submitted investors' questions with Stuart Smith of SmallCapVoice.com. The interview can be found at the following link and is incorporated herein by reference: https://www.smallcapvoice.com/iiot-oxys-august-2023-conference-call/

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: August 29, 2023	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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